SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant To Section 14(a) Of
                    The Securities Exchange Act Of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_]  Preliminary Proxy Statement
[_] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
[_]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to Section 240.14a-12

                         ICN Pharmaceuticals, Inc.
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              (Name of Registrant as Specified in its Charter)

                                    N/A
          --------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
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
The following is the text of an ICN mailgram sent to stockholders on May
25, 2001.

 .Return Address
PROXY SERVICES
51 MERCEDES WAY
EDGEWOOD, NY  11717
 .Text
          ICN SHAREHOLDERS:  YOU HAVE A RIGHT TO KNOW

Dear ICN Shareholder,

YOUR COMPANY, ICN, HAS FILED A LAWSUIT AGAINST TITO TETTAMANTI AND HIS "COMMITTEE" FOR ALLEGED VIOLATIONS OF FEDERAL SECURITIES LAWS. Included as defendants in the lawsuit are Tito Tettamanti, chairman of SSP-Special Situations Partners, Inc. (SSP), Herbert A. Denton, president of Providence Capital, Inc. and Eric Knight, managing director of SSP-Special Situations Partners, Inc. Other defendants include the Committee's nominees: Edward Burkhardt, Ronald R. Fogleman and Steven J. Lee.

In the lawsuit, ICN alleges THAT THERE ARE MATERIAL OMISSIONS AND MISREPRESENTATIONS IN THE COMMITTEE'S PROXY AND SOLICITATION LETTER. We believe you should have all the pertinent information on which to base your vote for directors, particularly as you compare the Tettamanti slate to the one presented by ICN. We want shareholders to be aware of the background, track record and experience of the Committee's nominees, including the relationships that exist among Denton, Providence Capital and the nominees.

ICN ALLEGES THAT THERE ARE MATERIAL OMISSIONS AND MISREPRESENTATIONS IN THE COMMITTEE'S PROXY AND SOLICITATION LETTER:

     * WHAT IS THE COMMITTEE'S TRUE GOAL? The objectives change:

          * Initially, SSP stated that it was opposed to a Ribapharm IPO and would object to it in court and instead supported a separation of the business by spin-offs.

          * In October 2000, that changed to public offerings for Ribapharm and ICN International and spin-offs.

          * In January 2001, SSP submitted a proposal to be presented at the 2001 shareholders meeting to "instruct the board of directors of ICN to arrange for the prompt sale of ICN to the highest bidder by means of an auction."

          * In March 2001, SSP withdrew the proposal to sell ICN and urged a spin-off of Ribapharm and ICN International without any IPO's.

     * THE COMMITTEE CLAIMS THAT ICN IS WRONGFULLY DELAYING PREVIOUSLY ANNOUNCED PLANS TO RESTRUCTURE THE COMPANY. The Committee has not given a practical business solution to how their supposed alternative plan can be enacted without triggering a default under hundreds of millions of dollars of outstanding ICN senior notes.

     TAKE A CLOSER LOOK AT TETTAMANTI'S NOMINEES:

     * CRITICAL BACKGROUND INFORMATION regarding two of Tettamanti's nominees was not provided which we believe is vital to your voting decision:

     WHO  IS BURKHARDT?
     * Wisconsin Central Transportation stock declined over 59% from its high of $42.125 on January 21, 1997 to $17.25 on July 8, 1999
          when Burkhardt was forced to resign as chairman and chief executive officer. Then, with the backing of Denton and Providence Capital, HE LED AN UNSUCCESSFUL PROXY FIGHT TO REGAIN CONTROL.

     WHO  IS LEE?
     * Lee is chairman and chief executive officer of POLYMEDICA, a NASDAQ company whose STOCK DROPPED ALMOST 50% in one day last November amid press reports that the company was being investigated by the FBI for POSSIBLE HEALTHCARE FRAUD. In a press release last month, the company said "PolyMedica recently learned that the FBI has contacted at least one employee and one ex-employee of Liberty (PolyMedica's principal subsidiary) to find out about Liberty's operations." DENTON IS A DIRECTOR OF POLYMEDICA BUT WAS NEVER ELECTED BY ITS SHAREHOLDERS. He was appointed by the board of directors just one week after the annual shareholders meeting.

     WHO  IS TETTAMANTI?
     * He maintains a business office in London. The Committee's proxy says that he is a Swiss investor and industrialist. It also says that he is the controlling investor in SSP. WHO ARE THE OTHER INVESTORS? Eric Knight, the managing director of SSP, is disclosed in the proxy statement as having an office in Switzerland. However, solicitation materials mailed to shareholders stated that inquiries can be made to him by telephone in Monte Carlo. We believe that shareholders are entitled to more information about SSP, Tettamanti and Knight.

     COMPARE THE RECORDS:

     JUST COMPARE THE BACKGROUNDS AND RECORDS OF THE COMMITTEE'S NOMINEES WITH THE SLATE PRESENTED BY ICN: ICN has always prided itself on BOARD MEMBERS WHO BRING BACKGROUNDS AND EXPERTISE that assist in guiding the strategic direction of the company. ICN's three nominees follow this policy and further strengthen our team.

     * Dr. Ray Irani, CHIEF EXECUTIVE OFFICE OF OCCIDENTAL PETROLEUM FOR OVER TEN YEARS, A NEW YORK STOCK EXCHANGE LISTED COMPANY WITH A MARKET CAPITALIZATION OF APPROXIMATELY $11 BILLION. Irani has spent his 30-year career in top managerial positions at Occidental. He brings to ICN his experience in running a Fortune 500 company and working in one of the world's major global sectors. Under Irani's leadership, Occidental was a pioneer in moving into new international markets.

     * The Right Honorable Kim Campbell, FORMER PRIME MINISTER OF CANADA. Ms. Campbell is trained as a lawyer and political scientist. Ms. Campbell's career spans academia, the practice of law, administration and being an elected official at various levels of government. Ms. Campbell was Consul General of Canada in Los Angeles from 1996 to 2000. In that capacity, she was active in promoting trade development and investment, especially in the areas of multimedia, information technology, biotechnology and the entertainment industry.

     * Charles T. Manatt, partner and founder of the law firm of Manatt, Phelps, Phillips and former U.S. AMBASSADOR TO THE DOMINICAN REPUBLIC. Mr. Manatt served as Chairman of the Democratic National Committee from 1981 to 1985 and as chairman of First Los Angeles Bank. Mr. Manatt is being nominated to return to the ICN Board on which he previously served for seven years. His level of knowledge about ICN and its industry is a valuable asset to the company, its management and other ICN board members. Mr. Manatt served as a director of Federal Express and COMSAT.

Other current independent ICN Board members include a Nobel Prize winner in Medicine, a former U.S. Senator, a former Chairman of First Interstate Bank, and a former Treasurer of the Ford Foundation.

TAKE A CLOSER LOOK AT THE TRACK RECORDS AND QUALITY OF EXPERIENCE OF THE MEMBERS of the two slates. We believe the choice is clear.

ICN'S BOARD IS COMMITTED TO BUILDING SHAREHOLDER VALUE. ICN's record is clear. Our enhanced research and development program continues to add shareholder value to ICN. Our new state of the art facility and increasing R & D pipeline is aimed at the development of new drugs.

Vote the ICN Proxy.

Sincerely,

The Board of Directors of ICN Pharmaceuticals Inc.

Norman Barker, Jr.
Senator Birch E. Bayh
The Right Honorable Kim Campbell
Alan Charles
Roger Guillemin, M.D., Ph.D.
Dr. Ray Irani
Adam Jerney
Andrei V. Kozyrev
Jean-Francois Kurz
Thomas H. Lenagh
Stephen D. Moses
Milan Panic
Robert A. Smith
Rosemary Tomich

      TOLL-FREE PROXYGRAM OPERATORS WHO ARE INDEPENDENT OF THE COMPANY
                     ARE AVAILABLE TO ASSIST YOU NOW!!!

                                INSTRUCTIONS

1.  Call Toll-Free 1-877-880-9547, anytime, day or night.

2. Tell the operator that you wish to send a collect ProxyGram to ID No. 4522, ICN Pharmaceuticals, Inc.

3.  State your name, address and telephone number.

4. State the bank or broker at which your shares are held and your control number as shown below:

                           Name:              NA.1
                           Broker:            Broker
                           Control Number:    ControlNum
                           Number of Shares:  NumShares

5. Give the operator your voting preferences, using the proxy text below.

                   ICN PHARMACEUTICALS, INC.
        3300 HYLAND AVENUE, COSTA MESA, CALIFORNIA  92626

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                   ICN PHARMACEUTICALS, INC.

The undersigned hereby appoints Milan Panic and David C. Watt as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of ICN Pharmaceuticals, Inc. (the "Company") held of record by the undersigned on April 23, 2001 at the annual meeting of stockholders to be held at 10:00 A.M. P.D.T. on May 30, 2001 or any adjournments or postponements thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no instructions are indicated herein, this proxy will be treated as a grant of authority to vote "FOR" the nominees to the Board of Directors listed below.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE COMPANY'S DIRECTOR NOMINEES.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR PROPOSAL 1

1.  The Board of Directors of the Company recommends a vote "FOR"
    Kim Campbell, PC, QC, Ray Irani, Ph.D. and Charles T. Manatt as directors of the Company.

    Election of nominees listed above to the Board of Directors of the Company.

    (  ) FOR ALL NOMINEES LISTED        (  ) WITHHOLD AUTHORITY FOR
                                             ALL NOMINEES LISTED

(Instruction: To withhold authority to vote for any individual nominee(s), give that nominee(s) name to the operator.)

At their discretion, the Proxies are authorized to vote upon any other matter as may come before the Annual Meeting.

The undersigned acknowledges receipt of the copy of the notice of Annual Meeting and Proxy Statement (with all enclosures and attachments) relating to the meeting.

Please give name to the operator exactly as your name appears herein. When there is more than one owner, all must sign; when signatory or attorney, executor, administrator, trustee, guardian, corporate officer or partner, sign full title as such. If a corporation, please sign in full corporate name by duly authorized officer. If a partnership, please sign in partnership name by a duly authorized person.